EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    LPC, INC.

          The undersigned, David W. Bernstein, for the purpose of forming a corporation pursuant to Section 102 of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

          FIRST: The name of the Corporation is LPC, Inc.

          SECOND: The address of the Corporation's initial registered office in Delaware and the name of the Corporation's initial registered agent at that address are as follows:

                     The Corporation Trust Company
                     1209 Orange Street
                     New Castle County
                     Wilmington, Delaware

          THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 190,500,000 shares. Of these, 150,000,000 shares are classified as Common Stock, par value $.10 per share, 40,000,000 shares are classified as Class B Common Stock, par value $.10 per share, and 500,000 shares are classified as Preferred Stock, par value $10.00 per share, except that if at any time after shares of Class B Common Stock are issued, there no longer are any outstanding shares of


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Class B Common Stock, (i) the authorization to issue Class B Common Stock will terminate and after that time the shares of stock the Corporation is authorized to issue will be 190,000,000 shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $10.00 per share, and (ii) the Corporation will file a Certificate of Amendment to its Certificate of Incorporation or a restated Certificate of Incorporation showing the change in the authorized stock.

          A description of the classes of stock and a grant of authority to the Board of Directors of the Corporation to authorize the issuance of Preferred Stock are as follows:

                                 PREFERRED STOCK

          A. The 500,000 shares of Preferred Stock may be issued from time to time in one or more series, each of which will have such voting powers (or no voting powers), designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions of those powers, preferences or rights, as are stated in the resolution or resolutions of the Board of Directors providing for the issuance of the series.

          B. The Board of Directors will have the authority to authorize from time to time the issuance of one or more series of Preferred Stock, and with respect to each series to fix by resolution or resolutions the voting powers (or no voting powers), designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions of those powers, preferences or rights. The rights which the Board of Directors may (but will not be required to) give to the holders of one or more series of Preferred Stock will include, but not be limited to, (i) the right to receive dividends at such rates, on such conditions and at such times, as may be stated in the resolution or resolutions providing for the issuance of the Series, (ii) such rights upon the liquidation or dissolution, or upon any distribution of the assets, of the Corporation as may be stated in the resolution or resolutions providing for the issuance of the Series, and (iii) such rights to convert shares of the series into, or exchange shares of the series for, shares of any other class or classes or any other series of the same or


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any other class of stock of the Corporation, as may be stated in the resolution or resolutions providing for the issuance of the series.

                      COMMON STOCK AND CLASS B COMMON STOCK

          (a) VOTING RIGHTS AND POWERS.

          With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to consent, (1) the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class B Common Stock will vote together, (2) each holder of record of Common Stock will be entitled to one vote for each share of Common Stock held in the holder's name, and (3) each holder of record of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock held in the holder's name, except that (4) any amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Common Stock or the Class B Common Stock, in addition to being adopted by a majority of the votes eligible to be cast by the holders of the Common Stock and the Class B Common Stock voting together with the respective numbers of votes provided in this Paragraph, must be approved by holders of a majority of the shares of Common Stock which are voted with regard to the amendment.

          (b) DIVIDENDS AND DISTRIBUTIONS.

               (1) CASH DIVIDENDS. The cash dividends paid with regard to a share of Class B Common Stock in a calendar year may not be more than 90% of the cash dividends paid with regard to a share of Common Stock in that calendar year.

               (2) OTHER DIVIDENDS AND DISTRIBUTIONS. Each dividend or distribution made to the holders of Common Stock or Class B Common Stock (other than cash dividends) will be distributable to the holders of the Common Stock and the Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, the stock distributed with respect to the Common Stock


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     will be additional shares of Common Stock and the stock distributed with respect to the Class B Common Stock will be additional shares of Class B Common Stock.

          (c) RESTRICTIONS ON TRANSFER OF
              CLASS B COMMON STOCK.

               (1) PERMITTED TRANSFEREES. No beneficial owner of shares of Class B Common Stock (a "Class B Stockholder") may transfer shares of Class B Common Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Transferee of that Class B Stockholder. A "Permitted Transferee" of a Class B Stockholder is (i) the Class B Stockholder's spouse; (ii) a parent or lineal descendant (including an adopted child) of a parent of the Class B Stockholder, or the spouse of a lineal descendant of a parent of the Class B holders; (iii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, the Class B Stockholder, or a trustee, guardian or custodian for a Permitted Transferee of the Class B Stockholder; (iv) the trustee of a trust (including a voting trust) for the benefit of the Class B Stockholder and (v) a corporation, partnership or other entity of which the Class B Stockholder and Permitted Transferees of the Class B Stockholder are the beneficial owners of a majority in voting power of the equity. For the purpose of this Paragraph a "beneficial owner" of Class B Common Stock is a person who, or entity which, has or shares the power to direct the voting or disposition of the Class B Common Stock.

               (2) IMPERMISSIBLE TRANSFER VOID. Any purported transfer of Class B Common Stock other than to a Permitted Transferee will be void and will not be recognized by the Corporation. The Corporation may, as a condition to the registration of a transfer of Class B Common Stock to a purported Permitted Transferee, require such affidavits or other proof as the Corporation deems necessary to establish that the transferee is a Permitted Transferee.

               (3) LEGEND ON STOCK CERTIFICATES. Each certificate representing Class B Common Stock will bear a legend referring to the restrictions on transfer of the Class B Common Stock.


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               (4) REGISTERED OWNER. Each share of Class B Common Stock will be registered in the name of the beneficial owner of the share and not in "street name" or the name of a nominee.

          (d) ISSUANCE OF CLASS B COMMON STOCK.

               (1) INITIAL ISSUANCE. Shares of Class B Common Stock may be issued to Lennar Corporation ("Lennar"), a Delaware corporation, for the purpose of being distributed by Lennar as a dividend or other distribution to the holders of its Common Stock or Class B Common Stock, or may be issued directly to the holders of Common Stock or Class B Common Stock of Lennar as a distribution with regard to the Common Stock or Class B Common Stock of Lennar or to fulfill obligations of Lennar with regard to stock options issued on or before August 31, 1997.

               (2) SUBSEQUENT ISSUANCE. The Corporation may not issue any shares of Class B Common Stock except (i) as provided in subparagraph (1) or (ii) as a dividend or distribution with respect to the Class B Common Stock as provided in Paragraph (b)(2).

          (e) CONVERSION OF CLASS B COMMON
              STOCK INTO COMMON STOCK.

          A Class B Stockholder may at any time convert shares of Class B Common Stock into a like number of shares of Common Stock by surrendering the certificates representing the shares of Class B Common Stock to be converted (or representing a greater number of shares of Class B Common Stock) to the Corporation accompanied by a request that all or a specified number of the shares of Class B Common Stock represented by the certificates be converted into Common Stock. Once Class B Common Stock has been converted into Common Stock, the Common Stock may not be reconverted into Class B Common Stock.

          (f) TERMINATION OF CLASS RIGHTS AND POWERS.

          If at any time the number of outstanding shares of Class B Common Stock is less than 10% of the outstanding shares of Common Stock and Class B Common Stock taken together, the Class


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B Common Stock will automatically be converted into, and become for all purposes, shares of Common Stock. After the Class B Common Stock is converted into Common Stock as provided in this paragraph, the Corporation may issue certificates which represent Common Stock in exchange for certificates which represented Class B Common Stock. However, the automatic conversion of Class B Common Stock into Common Stock will be effective whether or not certificates are exchanged.

          (g) OTHER RIGHTS.

          Except as otherwise provided in this Certificate of Incorporation, or provided by law, each share of Common Stock and each share of Class B Common Stock will have identical powers, preferences and rights, including rights in liquidation, and copies of all reports and other communications which are sent by the Corporation to the holders of the Common Stock or to the holders of the Class B Common Stock must also be sent to the holders of shares of the other Class.

          FIFTH: The name and address of the incorporator are as follows:

                    David W. Bernstein, Esq.
                    200 Park Avenue
                    New York, New York 10166

          SIXTH: The directors of the Corporation will have the power to amend the by-laws of the corporation.

          SEVENTH: No director will be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


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          IN WITNESS WHEREOF, I have signed this Certificate on June 6, 1997.


                               /s/ DAVID W. BERNSTEIN
                               ----------------------
                                 David W. Bernstein


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   LPC, INC.

         The undersigned, LPC, Inc. (the "Corporation"), a Delaware corporation, certifies as follows:

         1. At a duly called meeting of the Corporation's Board of Directors held on July 25, 1997, at which a quorum was present at all times, the Board of Directors adopted and declared advisable the amendment to the Corporation's Certificate of Incorporation described in Paragraph 3.

         2. The sole stockholder of LPC, Inc., by written consent authorized under Section 141(f) of the General Corporation Law of Delaware, approved the amendment to the Corporation's Certificate of Incorporation described in Paragraph 3. Therefore, that amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         3. The Amendment to the Corporation's Certificate of Incorporation which was adopted as described in Paragraphs 1 and 2 was to amend Article FIRST of the Corporation's Certificate of Incorporation so that, as amended, Article FIRST reads as follows:

         FIRST. The name of the Corporation is LNR Property Corporation.

         IN WITNESS WHEREOF, I have signed this Certificate on July 25, 1997.


                                        /s/ STUART A. MILLER
                                        --------------------
                                        Stuart A. Miller
                                        Chairman of the Board